EXHIBIT 10.10

                                    AGREEMENT


     THIS AGREEMENT is made and entered into this ___ day of April, 2003, by and between ELINEAR, INC., a Delaware corporation (the "Company"), and J. LEONARD IVINS ("Ivins").

                                    RECITALS

     A. Ivins has served as a director of the Company and entered into an agreement with the Company in November, 2002 concerning compensation and expense reimbursement with respect to Ivins' past and future services as a director.
     B. The parties desire to readdress the issues of Ivins' compensation and expense reimbursement and other issues in light of a proposed business combination between the Company and NetView Technologies, Inc., a Texas corporation ("Netview"), subject to the consummation of the NetView acquisition.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree, subject to the consummation of the NetView acquisition, as follows:

     1.     Beginning  the  date  hereof and continuing thereafter until January
15, 2004, the Company agrees to pay to Ivins in full compensation for his services as a director the sum of $2,400 per month. Such compensation shall be payable in bi-weekly installments in accordance with the Company's customary payroll practices. Such compensation shall be subject to customary payroll tax deductions and other customary withholdings.

     2. Commencing the date hereof and continuing thereafter until January 15, 2004, the Company agrees to reimburse Ivins for the following expenses:

          *     Car  allowance  in  the  amount  of  $148  per  month
          *     Health  insurance reimbursement in the amount of $238 per month
          *     Cell  phone  base  charge  in  the  amount  of  $44  per  month
          *     Internet  connection  fee  in  the  amount  of  $20  per  month

          Ivins agrees to prepare and submit monthly expense reports for the foregoing expenses. Further, Ivins shall not be entitled to any additional expense reimbursement unless such additional expense was approved in advance by a proper officer of the Company.

     3. For all meetings of the Board of Directors attended by Ivins in person, Ivins shall be entitled to a non-accountable expense allowance in the amount of $200.

     4. For his past services to the Company, the Company shall grant and issue to Ivins non-qualified, non-Plan stock options exerciseable to purchase 100,000 shares of the Company's Common Stock. The exercise price of the options shall be the closing bid price of the Company's Common Stock on the over-the-counter market on the Closing Date of the transaction with NewView. The options shall be fully vested and shall be exerciseable until March 31, 2008. The options shall survive Ivin's death and shall inure to his heirs, personal representatives and assigns.


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     5.     Options  previously granted and issued to Ivins shall be modified as follows:

          (a) All previously granted and issued options held by Ivins shall be deemed fully vested and exerciseable.

          (b) Non-qualified non-Plan options exerciseable to purchase 140,000 shares of Common Stock at an exercise price of $2.18 per share shall be extended to expire on December 29, 2010.
          (c) Incentive stock options granted under the Plan exerciseable to purchase 175,000 shares at a price of $2.90 per share and an additional 75,000 shares at a price of $3.40 per share shall be modified as follows:

               (1) The repricing of the options by resolution of the Company's board of directors on December 28, 2002 shall be rescinded, null and void.

               (2) The options shall be converted to non-qualified non-Plan options.

               (3) The options shall be exerciseable until March 31, 2008. The options shall survive Ivin's death and shall inure to the benefit of his heirs, personal representatives and assigns.

     6. Concurrently with the Closing of the business combination with NetView, the Company shall pay to Ivins all sums which have accrued and are due and owing to Ivins under their agreement dated November, 2002.

     7. Except as expressly provided for herein, the Company shall have no other debt, obligation or liability to Ivins for compensation or expense reimbursement arising from or in connection with his performance of services as a director of the Company.

     8. Except for the agreements contained herein, the Company, on the one hand, and Ivins, on the other, each irrevocably and unconditionally agree to release, acquit and forever discharge the other, together with their respective agents, representatives, successors and assigns, from and against any and all claims, demands, debts, obligations, liabilities or causes of action, known or unknown, at law or in equity, based upon any fact, transaction or occurrence up to the date hereof.

     9. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Texas.

     10. This Agreement contains the entire agreement of the parties and fully supersedes any and all prior agreements, arrangements or understandings among the parties relating to the subject matter hereof, including, without limitation, the agreement of the parties entered into in November, 2002. All prior and contemporaneous negotiations and agreements are deemed incorporated into this instrument and any such prior documents or instruments are to be deemed to have been abandoned if not so incorporated. No oral understandings, statements, promises or inducements contrary to the terms of this instrument exist. This instrument may not be changed or modified orally, but only upon the written agreement and consent of all of the parties, which consent may be withheld in the sole discretion of such party.


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     11.     The  agreements  contained  herein  shall  only  be  effective  and enforceable upon the consummation of the Agreement and Plan of Merger by the Company, NetView and NetView Acquisition Corp (the "Merger Agreement') . In the event such Merger Agreement is terminated without consummation for any reason, these agreements contained herein shall be null, void and unenforceable.

     12. In the event of litigation between or among the signatories hereto to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of costs and reasonable attorneys' fees.

     13. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.


                                      ELINEAR,  INC.:



                                      ------------------------------------
                                      Signature


                                      ------------------------------------
                                      Name  and  Title



                                      J.  LEONARD  IVINS



                                      ------------------------------------
                                      Signature


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